                                                                  EXHIBIT (h)(3)

                            +ADMINISTRATION AGREEMENT

          AGREEMENT made as of April 1, 2002 by and between HARRIS ASSOCIATES INVESTMENT TRUST, a business trust organized under the laws of the Commonwealth of Massachusetts (the "Fund"), and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the "Bank").

          WHEREAS, the Fund, a registered investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), consisting of the separate portfolios listed on APPENDIX A hereto; and

          WHEREAS, the Fund desires to retain the Bank to render certain administrative services to the Fund and the Bank is willing to render such services.

          NOW, THEREFORE, in consideration of the mutual covenants herein set forth, it is agreed between the parties hereto as follows:

          1. APPOINTMENT. The Fund hereby appoints the Bank to act as Administrator of the Fund on the terms set forth in this Agreement. The Bank accepts such appointment and agrees to render the services herein set forth for fees that may be agreed to from time to time in writing between the parties.

          2. DELIVERY OF DOCUMENTS. The Fund has furnished the Bank with copies properly certified or authenticated of each of the following:

               (a) Resolutions of the Fund's Board of Trustees authorizing the appointment of the Bank to provide certain administrative services to the Fund and approving the form of this Agreement;

               (b) The Fund's Agreement and Declaration of Trust dated February 1, 1991, filed with the Commonwealth of Massachusetts on February 1, 1991 and all amendments thereto (the "Declaration");

               (c) The Fund's by-laws and all amendments thereto (the
"By-Laws");

               (d) The Fund's agreements with all service providers which include any investment advisory agreements, sub-investment advisory agreements, custody agreements, distribution agreements and transfer agency agreements (collectively, the "Agreements");

               (e) The Fund's most recent post-effective amendment to its Registration Statement on Form N-1A (the "Registration Statement") under the Securities Act of 1933 and under the 1940 Act; and

               (f) The Fund's most recent prospectus and statement of additional information and all supplements thereto (the "Prospectus"); and

               (g) Such other certificates, documents or opinions as may mutually be deemed necessary or appropriate for the Bank in the proper performance of its duties hereunder.

               The Fund will promptly furnish the Bank with copies of all amendments of or supplements to the foregoing. Furthermore, the Fund will notify the Bank as soon as practicable of any matter which may materially affect the performance by the Bank of its services under this Agreement.

          3. DUTIES OF ADMINISTRATOR. Subject to the supervision and direction of the Board of Trustees of the Fund, the Bank, as Administrator, will assist in conducting various aspects of the Fund's administrative operations and undertakes to perform the services described in APPENDIX B hereto. The Bank may, from time to time, perform additional duties and functions which shall be set forth in an amendment to such APPENDIX B executed by both parties.

               In performing all services under this Agreement, the Bank shall act in conformity with the Fund's Declaration and By-Laws and the 1940 Act, as the same may be amended from time to time, and the investment objectives, investment policies and other practices and policies set forth in the Fund's Registration Statement, as the same may be amended from time to time. Notwithstanding any item discussed herein, the Bank has no discretion over the Fund's assets or choice of investments and cannot be held liable for any problem relating to such investments.

          4.   DUTIES OF THE FUND.

               (a) The Fund is solely responsible (through its transfer agent or otherwise) for (i) providing timely and accurate reports ("Daily Sales Reports") which will enable the Bank as Administrator to monitor the total number of shares sold in each state on a daily basis and (ii) identifying any exempt transactions ("Exempt Transactions") which are to be excluded from the Daily Sales Reports.

               (b) The Fund agrees to make its legal counsel available to the Bank for instruction with respect to any matter of law arising in connection with the Bank's duties hereunder, and the Fund further agrees that the Bank shall be entitled to rely on such instruction without further investigation on the part of the Bank.

          5.   FEES AND EXPENSES.

               (a) For the services rendered by the Bank hereunder, the Fund will pay to the Bank such fees at such rate as shall be agreed upon in writing by the parties from time to time. The Fund will also pay or reimburse the Bank from time to time for any transfer taxes payable upon any transfers made hereunder, and for all necessary proper disbursements, expenses and charges reasonably made or reasonably incurred by the Bank in the performance of this Agreement (including any duties listed on any Schedule hereto, if any) including any indemnities for any loss, liabilities or expense to the Bank as provided herein. The Bank will also be entitled to reimbursement by the Fund for all reasonable expenses incurred in conjunction with termination of this Agreement and any conversion or transfer work done in connection therewith unless the Fund terminates this Agreement pursuant to Sections 7(c) or 7(d).

               (b) Fees and expenses will be calculated monthly. Fees and expenses owed to the Bank for any month may be charged against any cash balance held by the Fund beginning on the first (1st) business day after the end of such month based on information then available. Fees charged to an account may result in an overdraft that will be subject to normal interest charges. The Fund will have thirty (30) days after the receipt of an invoice to dispute any charge that appears on such invoice. After such thirty (30) day period, the invoice will be deemed to be complete and accurate and may no longer be disputed.

               (c) The Bank shall not be required to pay any expenses incurred by the Fund.

               (d) In the case of the following transactions, not in the ordinary course of business, namely, the merger of a series of the Fund into or the consolidation of a series of the Fund with another investment company or series thereof, the sale by a series of the Fund of all, or substantially all, of its assets to another investment company or series thereof, or the liquidation or dissolution of a series of the Fund and distribution of its assets, upon the payment of the fees, disbursements and expenses of the Bank through the then remaining term of this Agreement, the Bank will complete all actions reasonably necessary to implement such merger, consolidation, or sale upon the order of the Fund set forth in an Officers' Certificate, accompanied by a certified copy of a resolution of the Board authorizing any of the foregoing transactions. Upon completion of such actions and the payment of all such fees, disbursements and expenses of the Bank, this Agreement will terminate and the Bank shall be released from any and all obligations hereunder.

         6.    LIMITATION OF LIABILITY.

               (a) The Bank, its directors, officers, employees and agents shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of its obligations and duties under this Agreement, except if such error of judgment, mistake of law or loss results from the willful misfeasance, bad faith or negligence of the Bank or its directors, officers, employees or agents in the performance of its or their obligations and duties, or by reason of its or their reckless disregard thereof. The Fund will indemnify the Bank, its directors, officers, employees and agents against and hold it and them harmless from any and all losses, claims, damages, liabilities or expenses (including legal fees and expenses) resulting from any claim, demand, action or suit (a "Claim") (i) arising out of the willful misfeasance, bad faith or negligence of the Fund, including, but not limited to, inaccurate Daily Sales Reports and misidentification of Exempt Transactions; (ii) arising out of the offer or sale of any securities of the Fund in violation of (x) any requirement under the federal securities laws or regulations, (y) any requirement under the securities laws or regulations of any state, or (z) any stop order or other determination or ruling by any federal or state agency with respect to the offer or sale of such securities or (iii) not resulting from the willful misfeasance, bad faith or negligence of the Bank or its directors, officers, employees or agents in the performance of its or their obligations and duties, or by reason of its or their reckless disregard thereof.

               (b) The Bank may apply to the Fund at any time for instructions and may consult counsel for the Fund, or its own counsel, and with accountants and other experts with respect to any matter arising in connection with its duties hereunder. The Bank shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with any written instruction from counsel for the Fund, or with the written opinion of such counsel. The Bank shall not be liable for any act or omission taken or not taken in reliance upon any document, certificate or instrument provided in writing by the Fund or its authorized agent which it reasonably believes to be genuine and to be signed or presented by the proper person or persons. The Bank shall not be held to have notice of any change of authority of any officers, employees, or agents of the Fund until receipt of written notice thereof has been received by the Bank from the Fund.

               (c) Notwithstanding anything in this Agreement to the contrary, in no event shall the Fund or any of its officers, trustees, employees or agents be liable to the Bank or any third party for, and the Bank shall indemnify and hold the Fund and any of its officers, trustees, employees or agents harmless from and against any Claim to the extent arising from the willful misfeasance, bad faith or negligence of the Bank or its directors, officers, employees or agents in the performance of its or their obligations and duties, or by reason of its or their reckless disregard thereof provided that the Bank's indemnification obligation with respect to the acts or omissions of its subcustodians shall not exceed the indemnification provided by the applicable subcustodian to the Bank. The Bank shall provide the Fund copies of the applicable subcustody agreements, and any amendments to such agreements, that will in reasonable detail describe such subcustodians' obligation(s) to indemnify the Bank, if any.

               (d) In the event either party is unable to perform, or is delayed in performing, its obligations under the terms of this Agreement because of acts of God, strikes, legal constraint, government actions, war, emergency conditions, interruption of electrical power or other utilities, equipment or transmission failure or damage reasonably beyond its control or other causes reasonably beyond its control, such party shall not be liable to the other party for any damages resulting from such failure to perform, delay in performance, or otherwise from such causes; provided, however, that each party shall use its best efforts to ameliorate the effects of such failure or delay and each party shall use its commercially reasonable efforts to not discriminate against the other in favor of any other customer or client in performing the services contemplated by this Agreement.

               (e) Notwithstanding anything to the contrary in this Agreement, in no event shall either party be liable for special, incidental or consequential damages, even if advised of the possibility of such damages.

         7.    TERMINATION OF AGREEMENT.

               (a) The term of this Agreement shall be three years commencing upon the date hereof (the "Initial Term"), unless earlier terminated as provided herein. After the expiration of the Initial Term, the term of this Agreement shall automatically renew for successive one-year terms (each a "Renewal Term") unless notice of non-renewal is delivered by the non-renewing party to the other party no later than ninety days prior to the expiration of the Initial Term or any Renewal Term, as the case may be. If a majority of the Board of Trustees reasonably determines that the performance of the Bank under this Agreement by and between the Bank and the Fund does not meet industry standards, written notice of such determination setting forth the reasons for such determination shall be provided to the Bank. In the event the Bank shall not, within sixty
(60) days thereafter, cure identified deficiencies to the reasonable satisfaction of the Board of Trustees, the Fund, with the authorization of the Board, may terminate this Agreement.

               (b) Either party hereto may terminate this Agreement prior to the expiration of the Initial Term or any Renewal Term in the event the other party violates any material provision of this Agreement, provided that the violating party does not cure such violation within ninety days of receipt of written notice from the non-violating party of such violation.

               (c) The Fund may terminate this Agreement at any time without notice in the event of an appointment of a conservator or receiver for the Administrator by regulatory authorities or the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

               (d) At any time after the termination of this Agreement, the Fund may, upon written request, have reasonable access to the records of the Bank relating to its performance of its duties as Administrator.

          8.   MISCELLANEOUS.

               (a) Any notice or other instrument authorized or required by this Agreement to be given in writing to the Fund or the Bank shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

               To the Fund:

                    Harris Associates Investment Trust
                    Two North LaSalle Street
                    Chicago, IL 60602
                    Attention: Kristi Rowsell

               With a copy to:

                    Bell, Boyd & Lloyd LLC
                    70 West Madison Street, Suite 3300
                    Chicago, IL 60602
                    Attention: Cameron S. Avery

               To the Bank:

                    Investors Bank & Trust Company
                    200 Clarendon Street, P.O. Box 9130
                    Boston, MA 02117-9130
                    Attention: Geoffrey M. O'Connell, Senior Director, Client
                                 Management
                    With a copy to: John E. Henry, General Counsel

               (b) This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable without the written consent of the other party.

               (c) This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to its conflict of laws provisions.

               (d) This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and which collectively shall be deemed to constitute only one instrument.

               (e) The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

          9. CONFIDENTIALITY. All books, records, information and data, including all nonpublic personal information (as defined by Rule 3(t) of Regulation S-P under the federal securities laws), pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required in the performance of duties hereunder or as otherwise required by law.

          10. USE OF NAME. Neither party shall use the name of the other party or any of its affiliates in any prospectus, sales literature or other material in a manner not approved by the other party prior thereto in writing; provided however, that the approval of the Bank shall not be required for any use of its name which merely refers in accurate and factual terms to its appointment hereunder or which is required by the Securities and Exchange Commission or any state securities authority or any other appropriate regulatory, governmental or judicial authority; PROVIDED FURTHER, that in no event shall such approval be unreasonably withheld or delayed.

          11. BINDING OF TRUST PROPERTY ONLY. A copy of the Agreement and Declaration of Trust of the Fund is on file with the Secretary of State of the Commonwealth of Massachusetts. Notice is hereby given that the execution and delivery of this Agreement have been authorized by the trustees of the Fund, and this Agreement has been signed and delivered by an officer of the Fund, acting as such, and neither such authorization by the trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Fund.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers as of the date first written above.


                                        HARRIS ASSOCIATES INVESTMENT TRUST


                                        By:/s/ Kristi L. Rowsell
                                        Name: Kristi L. Rowsell
                                        Title: Treasurer


                                        INVESTORS BANK & TRUST COMPANY


                                        By:/s/ Michael F. Rodgers
                                        Name: Michael F. Rodgers
                                        Title: President

                                   APPENDICES

               Appendix A                               Portfolios

               Appendix B                               Services

                                   APPENDIX A



THE OAKMARK FAMILY OF FUNDS

The Oakmark Fund
The Oakmark Select Fund
The Oakmark Small Cap Fund
The Oakmark Equity and Income Fund
The Oakmark Global Fund
The Oakmark International Fund
The Oakmark International Small Cap Fund

                                   APPENDIX B
                             INVESTORS BANK & TRUST
                       SUMMARY OF ADMINISTRATION FUNCTIONS
                             OAKMARK FAMILY OF FUNDS

                                                                                                            SUGGESTED FUND AUDITOR
FUNCTION                                     INVESTORS BANK & TRUST             HARRIS ASSOCIATES              AND/OR COUNSEL
-------------------------------------   ---------------------------------   -----------------------------  -------------------------
     MANAGEMENT REPORTING
   & TREASURY ADMINISTRATION
-------------------------------------
Monitor portfolio compliance in         Perform tests of certain specific   Continuously monitor           A/C - Provide
accordance with the current             portfolio activity designed from    portfolio activity and Fund    consultation as needed on
Prospectus and SAI.                     provisions of the Fund's            operations in conjunction      compliance issues.
                                        Prospectus and SAI. Follow-up on    with 1940 Act, Prospectus,
                                        potential violations.               SAI and any other
                                                                            applicable laws and
                                                                            regulations.  Monitor
                                                                            testing results and approve
                                                                            resolution of compliance
FREQUENCY: MONTHLY                                                          issues.

Provide compliance summary package.     Provide a report of compliance      Review report.                 A/C - Provide
                                        testing results.                                                   consultation as needed.
FREQUENCY: MONTHLY

Perform asset diversification testing   Perform asset diversification       Continuously monitor           A - Provide consultation
to establish qualification as a RIC.    tests at each tax quarter end.      portfolio activity in          as needed in establishing
                                        Follow-up on issues.                conjunction with IRS           positions to be taken in
                                                                            requirements. Review test      tax treatment of
                                                                            results and take any           particular issues. Review
                                                                            necessary action. Approve      quarter end tests on a
                                                                            tax positions taken.           current basis.
FREQUENCY: QUARTERLY

Perform qualifying income testing to    Perform qualifying income testing   Continuously monitor           A- Consult as needed on
establish qualification as a RIC.       (on book basis income, unless       portfolio activity in          tax accounting positions
                                        material differences are            conjunction with IRS           to be taken. Review in
                                        anticipated) on quarterly basis     requirements. Review test      conjunction with year-end
                                        and as may otherwise be             results and take any           audit.
                                        necessary. Follow-up on             necessary action. Approve
 FREQUENCY: QUARTERLY                   issues.                             tax positions taken.

      MANAGEMENT REPORTING
    & TREASURY ADMINISTRATION
            (CONT.)
-------------------------------------
Prepare the Fund's annual expense       Prepare preliminary expense         Provide asset level
budget. Establish daily accruals.       budget. Notify fund accounting      projections. Approve
                                        of new accrual rates.               expense budget.
FREQUENCY: ANNUALLY

                                                                                                            SUGGESTED FUND AUDITOR
FUNCTION                                     INVESTORS BANK & TRUST             HARRIS ASSOCIATES              AND/OR COUNSEL
-------------------------------------   ---------------------------------   -----------------------------  -------------------------
Monitor the Fund's expense budget.      Monitor actual expenses, updating   Provide asset level
Review the Fund's net expense ratios,   budgets/ expense accruals.          projections. Provide vendor
including multi-class expense           Review expense differentials        information as necessary.
differentials.                          among classes.                      Review expense analysis and
                                                                            approve budget revisions.
FREQUENCY: MONTHLY

Receive and coordinate payment of       Propose allocations of invoices     Approve invoices and
fund expenses.                          among Funds and obtain authorized   allocations of payments.
                                        approval to process payment.        Send invoices to IBT in a
FREQUENCY:  AS OFTEN AS NECESSARY                                           timely manner.

Calculate periodic dividend rates to    Calculate amounts available for     Review and approve dividend    C/A - Review and approve
be declared in accordance with          distribution. Calculate rates       calculation methodologies      dividend calculation
management guidelines. Review the       for each class in accordance with   for each class. Approve        methodology for each
Fund's multi-class dividend             approved methodology. Coordinate    dividend rate per share and    class of shares. Provide
calculation procedures.                 review by management and            aggregate amounts.  Obtain     consultation as
                                        auditors. Notify custody and        Board approval when required.  requested.
                                        transfer agent of authorized
                                        dividend rates. Report dividends
                                        to Board as required.


FREQUENCY: ACCORDING TO DIVIDEND
POLICY


      MANAGEMENT REPORTING
    & TREASURY ADMINISTRATION
            (CONT.)
-------------------------------------
Prepare responses to major industry     Prepare, coordinate as necessary,   Identify the services to
questionnaires.                         and submit responses to the         which the Funds report.
                                        appropriate agency.                 Provide information as
FREQUENCY: AS OFTEN AS NECESSARY                                            requested.

Prepare disinterested                   Summarize amounts paid to           Provide social security
director/trustee Form 1099-Misc.        directors/trustees during the       numbers and current mailing
                                        calendar year. Prepare and mail     address for trustees.
                                        Form 1099-Misc.                     Review and approve
FREQUENCY: ANNUALLY                                                         information provided for
                                                                            Form 1099-Misc.

                                                                                                            SUGGESTED FUND AUDITOR
FUNCTION                                     INVESTORS BANK & TRUST             HARRIS ASSOCIATES              AND/OR COUNSEL
-------------------------------------   ---------------------------------   -----------------------------  -------------------------
Preparation and filing of 24f-2         Accumulate capital stock            Review and approve filing.     C - Approve 24f-2 Notice.
Notice.                                 information and draft Form 24f-2
                                        Notice. File approved Form with
FREQUENCY: ANNUALLY                     SEC via Edgar.

-------------------------------------
     FINANCIAL REPORTING
-------------------------------------
Prepare financial information for       Prepare selected financial          Review financial
presentation to Fund Management,        information for client internal     information.
Board of Directors and shareholders.    use, inclusion in board material
                                        and distribution to
                                        shareholders.  Financial
                                        information limited to Schedule
                                        of Investments and other related
                                        tables.
FREQUENCY: MONTHLY/QUARTERLY


-------------------------------------
     FINANCIAL REPORTING (CONT.)
-------------------------------------
Coordinate the annual audit and         Coordinate the creation of          Provide past financial         A - Perform audit and
semi-annual preparation and printing    templates reflecting                statements and other           issue opinion on annual
of financial statements and notes       client-selected standardized        information required to        financial statements.
with management, fund accounting and    appearance and text of financial    create templates, including
the fund auditors.                      statements and footnotes. Draft     report style and graphics.     A/C - Review reports.
                                        and manage production cycle.        Approve format and text as
                                        Coordinate with IBT fund            standard. Approve
                                        accounting the electronic           production cycle and assist
                                        receipt of portfolio and general    in managing to the cycle.
                                        ledgar information.  Assist in      Coordinate review and
                                        resolution of accounting issues.    approval by portfolio
                                        Using templates, draft financial    managers of portfolio
                                        statements, coordinate auditor      listings to be included in
                                        and management review, and clear    financial statements.
                                        comments. Coordinate transmission   Prepare appropriate
                                        of draft files to Merrill to        management letter and
                                        typeset. Coordinate printing of     coordinate production of
                                        reports and EDGAR conversion with   Management Discussion and
                                        outside printer and filing with     Analysis. Review and
                                        the SEC via EDGAR.                  approve entire report. Make
                                                                            appropriate representations
                                                                            in conjunction with audit.
FREQUENCY: ANNUALLY/SEMI-ANNUALLY

                                                                                                            SUGGESTED FUND AUDITOR
FUNCTION                                     INVESTORS BANK & TRUST             HARRIS ASSOCIATES              AND/OR COUNSEL
-------------------------------------   ---------------------------------   -----------------------------  -------------------------
Prepare and file Form N-SAR.            Prepare form for filing. Obtain     Provide appropriate            C - Provide consultation
                                        any necessary supporting            responses. Review and          as needed.
                                        documents. File with SEC via        authorize filing.              A - Provide annual audit
                                        EDGAR.                                                             internal control letter
                                        TO BE PERFORMED BY R&C.                                            to accompany the annual
FREQUENCY: SEMI-ANNUALLY                                                                                   filing.

-------------------------------------
               TAX
-------------------------------------
Prepare income tax provisions.          Calculate investment company        Provide transaction            A - Provide consultation
                                        taxable income, net tax exempt      information as requested.      as needed in establishing
                                        interest, net capital gain and      Identify Passive Foreign       positions to be taken in
                                        spillback dividend requirements.    Investment Companies           tax treatment of
                                        Identify book-tax accounting        (PFICs).  Approve tax          particular issues.
                                        differences.  Track required        accounting positions to be     Perform review in
                                        information relating to             taken.  Approve provisions.    conjunction with the
FREQUENCY:  ANNUALLY                    accounting differences.                                            year-end audit.

            TAX (CONT.)
-------------------------------------
Calculate excise tax distributions      Calculate required distributions    Provide transaction            A - Provide consultation
                                        to avoid imposition of excise tax.  information as requested.      as needed in establishing
                                         - Calculate capital gain net       Identify Passive Foreign       positions to be taken in
                                           income and foreign currency      Investment Companies           tax treatment of
                                           gain/loss through October 31.    (PFICs). Approve tax           particular issues.
                                         - Calculate ordinary income        accounting positions to be     Review and concur with
                                           and distributions through a      taken. Review and approve      proposed distributions
                                           specified cut off date .         all income and distribution    per share.
                                         - Project ordinary income          calculations, including
                                           from cut off date to             projected income and
                                           December 31. TO BE PERFORMED     dividend shares. Approve
                                           BY R&C.                          distribution rates per share
                                         - Ascertain dividend shares.       and aggregate amounts.
                                           TO BE PERFORMED BY R&C.          Obtain Board approval when
                                        Identify book-tax accounting        required.
                                        differences.  Track required
                                        information relating to
                                        accounting differences.
                                        Coordinate review by management
FREQUENCY: ANNUALLY                     and fund auditors.

Prepare Form 1099                       Obtain yearly distribution          Review and approve
                                        information. Calculate 1099         information provided for
                                        reclasses and coordinate with       Form 1099.
FREQUENCY:  ANNUALLY                    transfer agent.

                                                                                                            SUGGESTED FUND AUDITOR
FUNCTION                                     INVESTORS BANK & TRUST             HARRIS ASSOCIATES              AND/OR COUNSEL
-------------------------------------   ---------------------------------   -----------------------------  -------------------------
Prepare other year-end tax-related      Obtain yearly income                Review and approve
disclosures                             distribution information.           information provided.
                                        Calculate  disclosures
                                        (i.e., dividend received
                                        deductions, foreign tax credits,
                                        tax-exempt income, income by
                                        jurisdiction) and coordinate
                                        with transfer agent.
FREQUENCY: ANNUALLY